                                                                    Exhibit 10.2



                  iSHARES COMEX GOLD TRUST SUBLICENSE AGREEMENT


                This Sublicense Agreement (the "Agreement") is made as of January ___, 2005, by and between Barclays Global Investors, N.A., a national banking association organized under the laws of the United States ("BGI") and The Bank of New York, a banking corporation organized under the laws of the State of New York acting in its capacity as trustee (the "Trustee") of the iShares Comex Gold Trust, a trust organized under the laws of the State of New York (the "Trust").


                                    RECITALS


                WHEREAS, pursuant to that certain License Agreement dated January 29, 2004 (the "License Agreement") between The Bank of New York (in its individual capacity, "BONY"), and BGI (Attachment A), BGI obtained a license to use in connection with the Trust certain intellectual property (the "Licensor Patent Rights"); and


                WHEREAS, BGI has the right pursuant to the License Agreement to sublicense its rights thereunder to the Trust; and

                WHEREAS, the Trust wishes to have the right to use the Licensor Patent Rights in connection with its operation as an exchanged traded fund, as described in the Registration Statement on Form S-1 of the Trust, Registration No. 333-112589, as amended from time to time (the "Registration Statement"); and

                WHEREAS, BGI wishes to grant a sublicense to the Trust for the use of the Licensor Patent Rights;

                NOW, THEREFORE, the parties agree as follows:

                1.      Certain Definitions.

                For the purposes of this Agreement, capitalized terms shall have the meanings set forth in this Agreement and in the License Agreement.

                2. Grant of Sublicense. Subject to the terms and conditions of this Agreement, BGI hereby grants to the Trust a sublicense to use the Licensor Patent Rights in the manner set forth in, and subject to the terms of, the License Agreement.

                3. Performance of Obligations Under the License. The Trust will be responsible for performing all of BGI's obligations under the License Agreement (other than the payment of any license fees), as such obligations relate to use of the Licensor Patent Rights.

                4. Fees. The Trust shall have no obligation to pay any sublicense fees to BGI or BONY under this Agreement.

                5. Termination. This Agreement shall terminate upon the earlier to occur of (a) termination of the License Agreement, or (b) termination of the Trust. BGI shall notify the Trustee as soon as reasonably practicable of the occurrence of an event described in (a) above. Upon termination of this Agreement, the Trust's right to use the Licensor Patent Rights pursuant to the License Agreement shall terminate immediately.

                6.      Indemnification.

                        (a) The Trust shall indemnify and hold harmless BGI, its officers, employees, agents, successors, and assigns against all judgments, damages, costs or losses of any kind (including reasonable attorneys' fees and experts' fees) resulting from any claim, action or proceeding (collectively "claims") that arises out of or relates to any breach by BGI of its covenants, other obligations, representations, or warranties under the License Agreement caused by the actions or inactions of the Trust. The provisions of this section shall survive termination of this Agreement.

                        (b) BGI shall indemnify and hold harmless the Trust against all judgments, damages, costs or losses of any kind (including reasonable attorneys' fees and experts' fees) resulting from any claims that arise out of or relate to any assertion by BONY that the business or operations of the Trust, as described in the Registration Statement, violate Licensor Patent Rights.

                7. Assignment. The Trustee will not make, or purport to make, any assignment or other transfer of this Agreement on behalf of the Trust except with the prior written consent of BGI. BGI may assign its rights and obligations under this Agreement effective upon the giving of written notice to the Trustee.

                8. Amendment. No provision of this Agreement may be waived, altered, or amended except by written agreement of the parties.

                9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

                10. Construction. Headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions. Each of the provisions of this Agreement is severable, and the invalidity or inapplicability of one or more provisions, in whole or in part, shall not affect any other provision. To the extent not preempted by federal law, this Agreement shall be construed and interpreted under the laws of the State of New York.

                11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute only one instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written, with intent to be bound hereby.


BARCLAYS GLOBAL INVESTORS, N.A.               THE BANK OF NEW YORK, in its
                                              capacity as Trustee of the iSHARES
                                              COMEX GOLD TRUST


By:                                           By:
   -------------------------------               -------------------------------
         Authorized Signature                          Authorized Signature

Name:                                         Name:
Title:                                        Title:


By:
   -------------------------------
         Authorized Signature

Name:
Title:

                                  Attachment A

EXECUTION COPY

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement") is entered into effective as of the 29th day of January, 2004 (the "Effective Date"), by and between The Bank of New York, a New York banking corporation ("Licensor") and Barclays Global Investors, N.A., a national banking association ("Licensee").

     WHEREAS, Licenser and Licensee have entered into a Fee Letter Agreement on even date herewith (the "Fee Letter Agreement") regarding the establishment and maintenance of a certain Gold-Based Securities Product (defined below) to be known as the iShares COMEX Gold Trust.

     WHEREAS, in connection with such iShares COMEX Gold Trust, Licensee wishes to obtain a license under certain of Licensors patent rights, and Licenser wishes to grant such license subject to the terms and conditions of this Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensor and Licensee (each a "Party" and collectively, the "Parties") agree as follows:

1.   CERTAIN DEFINITIONS.

     For the purposes of this Agreement, the following terms have the following meanings:

     "Affiliate" means any entity that directly or indirectly controls, is controlled by or is under common control with a Party. In this context, the term "control" means ownership of more than fifty percent (50%) of the voting securities of such entity (or, in the case of a noncorporate entity, equivalent interests). The term "controlled" has a corollary meaning.

     "Gold-Based Securities Product" means any investment product that is based solely on the securitization of gold. For the purposes of clarity, Gold-Based Securities Products do not include any products involving the securitization, in whole or in part, of any commodity other than gold.

     "Licensed Product" means any Gold-Based Securities Product that is sold, sponsored or issued by Licensee in the Territory that is covered by or encompasses a claim contained in Licensor Patent Rights, including, but not limited to, the iShares COMEX Gold Trust and any cross-listings of the shares thereof for trading on any non-U.S. securities exchanges within the Territory.

     "Licensee Improvements" means any improvement, enhancement, modification, derivative work or upgrade to any of Licensor Patent Rights made, conceived, reduced to practice, affixed or otherwise developed by or on behalf of Licensee during the term of this Agreement and solely as exercised under the License.

EXECUTION COPY

     "Licensor Patent Rights" means: (i) U.S. Patent Application No. 10/680,589, filed on October 6, 2003, entitled "Systems and Methods for Securitizing a Commodity" (the "Patent Application"), (ii) all foreign and international counterparts filed by or on behalf of Licensor (iii) all continuations, continuations-in-part, divisionals, substitutes and equivalents thereof relating to any of the foregoing patent applications (iv) all letters patent that are or may be granted from any of the foregoing patent applications, and (v) all know-how related to any of the foregoing patents and patent applications.

     "Territory" means worldwide.

     "Trust Agreement" means a definitive agreement entered into among Licensee, Licensor and certain other parties that, among other things, establishes a Licensed Product and sets forth the respective roles and responsibilities of Licensee and Licensor with respect to such Licensed Product.

     "Trustee" means any entity designated to act in the capacity of any or all of the following, as the context requires: trustee, custodian, issuing agent, registrar, agent, administrator or the like for and on behalf of (i) the sponsor, issuer or other entity offering shares in Gold-Based Securities Product and/or (ii) any participant of such Gold-Based Securities Product.

2.   LICENSE.

     Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, personal and non-transferable (except as provided in Article 12.1) license under Licensor Patent Rights for the term of this Agreement solely for the purpose of establishing, operating and marketing the Licensed Product in the Territory (the "License").

     The License includes the limited right of Licensee to grant sublicenses to its Affiliates, partners, joint venturers, trustees, custodians and agents (each a "Sublicensee"), but solely in connection with such Sublicensee's establishment, operation and marketing of the Licensed Product and provided that Licensee shall have previously entered into an enforceable, written agreement with each such Sublicensee on terms no less protective of Licensor's rights in the Licensor Patent Rights that the terms in this Agreement and shall provide Licensor with copies of such agreements on request.

     ALL RIGHTS NOT SPECIFICALLY AND EXPRESSLY GRANTED TO LICENSEE IN THIS
     ARTICLE 2 ARE HEREBY RESERVED TO THE LICENSOR.

3.   COVENANT TO LICENSOR.

     Licensee covenants that it will not directly or indirectly initiate or participate in any action of any kind against Licensor, its successors and Affiliates, for their use of any Licensee Improvements in connection with establishing, operating or marketing investment products in the Territory based, in whole or in part, on the securitization of any commodity, including gold. This covenant is perpetual, personal, royalty-free and

EXECUTION COPY

     non-exclusive. This covenant shall survive termination or expiration of this Agreement for any reason except termination for Licensor's breach of this Agreement.

4.   PAYMENT.

     The grant of the License hereunder is in consideration for the engagement of Licensor to act as Trustee for each Licensed Product under terms substantially as set forth in the Fee Letter Agreement, or such other terms as the Parties may mutually agree in writing hereafter. No additional payment of royalties to Licensor shall be required as long as Licensor is so engaged.

     In the event that Licensor ceases to act as Trustee for a Licensed Product for any reason, then, to continue to enjoy the benefit of the License with respect to such Licensed Product, Licensee shall thereafter pay Licensor a running royalty that will accrue daily at the annualized rate of not greater than 0.0500% (five (5) basis points) of the total gross adjusted assets of such Licensed Product (the "Royalty Fee"), which rate shall be determined by Licensor in its discretion. Such Royalty Fee shall be due and payable within ten (10) days following the end of each calendar month for which such Royalty Fee has accrued.

     All payments to Licensor hereunder shall be made in United States dollars either by corporate check to Licensor at the address specified in Article 12 (or such other address as Licensor may hereafter designate in writing) or by wire transfer to a bank account designated by Licensor in writing. Payments to Licensor hereunder shall be deemed made as of the day on which they are received by Licensor at such address or bank account. Late payments shall accrue interest from the date due at rate that is the lesser of 1.5% per month or the maximum rate permitted by law.

     Except with respect to any taxes assessed directly upon Licensor's income, all amounts payable by Licensee under this Agreement are exclusive of any taxes that are or may be assessed or imposed by any governmental authority in any jurisdiction in connection with establishing, operating and marketing such Licensed Product, including without limitation, any sales, use, excise, value-added, personal property, export, import or withholding taxes, which taxes shall all be assumed and paid by Licensee.

5.   REPORTS, RECORDS AND AUDITS.

     During the term of this Agreement, for so long as Licensee has a royalty obligation to Licensor under the terms hereof, Licensee shall deliver to Licensor within ten (10) days of the end of each calendar month a report setting forth in reasonable detail the Royalty Fee due to Licensor for such calendar month and Licensee's calculation of the same.

     During the term of this Agreement, for so long as Licensee has a royalty obligation to Licensor under the terms hereof and for three (3) years thereafter, Licensee shall keep complete and accurate books and records in sufficient detail to enable Licensor to verify the amounts due to it hereunder.

EXECUTION COPY

     During the term of this Agreement, for so long as Licensee has a royalty obligation to Licensor under the terms hereof and for three (3) years thereafter, Licensor shall have the right, through a qualified independent auditor, to review and audit the books and records of Licensee for the purpose of verifying the accuracy of royalty payments made by Licensee under this Agreement. Such reviews and audits shall be conducted with reasonable prior written notice to Licensee, at Licensee's place of business and during Licensee's normal business hours, and shall not be conducted more than once per calendar year. Each review and audit hereunder shall be at Licensor's sole cost and expense; provided, however, that Licensee shall promptly reimburse Licensor for all costs and expenses actually incurred in connection with a review and audit if the auditor determines that Licensee has underpaid by five percent (5%) or more during the relevant period under examination. Licensee will promptly pay Licensor the amount of any underpayment revealed by a review and audit, plus interest at the rate that is the lesser of 1.5% per month or the highest rate allowed by law from the dates that any unpaid amounts were due.

6.   ENFORCEMENT.

     Licensee shall promptly (i) notify Licensor of any potential or actual infringement by a third party of Licensor Patent Rights of which Licensee becomes aware, and (ii) provide to Licensor all evidence of such infringement in Licensee's possession, custody or control. Licensor shall have the sole right, but not the obligation, to initiate any legal action at its own expense against such infringement and to recover damages and enforce any injunction granted as a result of any judgment in Licensor's favor. Licensor shall have sole control over any such action including, without limitation, the sole right to settle and compromise such action. In the event of a dispute between Licensor and any third party regarding the infringement, validity or enforceability of Licensor Patent Rights, Licensee agrees, at Licensor's expense, to do all things reasonably requested by Licensor to assist Licensor in connection with such dispute.

7.   TERM AND TERMINATION.

     This Agreement shall commence on the Effective Date and, unless earlier terminated according to the terms of this Agreement, shall expire upon the expiration or lapse of the last-to-expire or lapse of the Licensor Patent Rights (or, if earlier, upon the entry of a final order by a court of competent jurisdiction, which order is not appealable or regarding which appeal is not taken, effectively holding that there is no valid claim included in the Licensor Patent Rights).

     During the term of this Agreement, Licensor shall diligently prosecute and/or maintain Licensor Patent Rights. If no letters patent are granted on the applications specified in Licensor Patent Rights or if all such applications are finally rejected without appeal being taken or are abandoned, withdrawn or otherwise lapse, then the License granted pursuant to this Agreement shall terminate immediately. Licensor shall notify Licensee promptly in writing if the foregoing events shall occur.

EXECUTION COPY

     The License granted pursuant to this Agreement will terminate immediately, without any requirement for Licensor to provide notice, with respect to any Licensed Product that is terminated.

     In addition, either Party may terminate this Agreement by written notice at any time if the other Party materially breaches this Agreement and fails to cure such breach with thirty (30) days following written notice thereof from the non-breaching Party. Upon any termination or expiration of this Agreement, all rights and obligations under this Agreement (including Licensee's rights under the License) will immediately terminate; provided, however, that the provisions of Articles 1, 8 (the second paragraph only), 10 (solely with respect Licensee's Losses based on or arising from Licensee's exercise of its rights in accordance with this Agreement while the License was in effect), 11 and 12, and any other provision that survives by its express terms, shall survive any termination or expiration of this Agreement.

8.   ACKNOWLEDGMENT OF RIGHTS.

     During the term of this Agreement, Licensee will not directly or indirectly: (i) initiate or participate in any proceeding of any kind opposing the grant of any patent, or challenging any patent application, within the Licensor Patent Rights, (ii) dispute the validity or enforceability of any patent within the Licensor Patent Rights or any of the claims thereof, or (iii) assist any other Person to do any of the foregoing (except if required by court order or subpoena); provided, however, the foregoing shall in no way limit Licensee's ability to defend against or to mitigate any claim brought by Licensor against Licensee.

     During the term of this Agreement and thereafter, Licensee shall not directly or indirectly interfere improperly with Licensor's ability to negotiate with any potential licensee under, or any potential purchaser of, the Licensor Patent Rights, or assist any other Person to do the foregoing (except if required by court order or subpoena). This paragraph shall survive termination or expiration of this Agreement for any reason.

     Any violation of this Article 8 will constitute a material breach of this Agreement.

9.   REPRESENTATIONS AND WARRANTIES.

     Each Party hereby represents and warrants that (i) it has the power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the execution and delivery of this Agreement have been duly authorized and all necessary actions have been taken to make this Agreement a legal, valid and binding obligation of such Party enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the performance by such Party of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation or Bylaws of such Party or of any agreement, contract, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of law, rule, regulation, statute, order or decree to which such Party is bound or by which they or any of their property is subject.

EXECUTION COPY

     EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING, LICENSOR DOES NOT MAKE AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

10.  INDEMNITY.

     Each Party shall defend, indemnify and hold harmless the other Party and such other Party's Affiliates, employees, officers, directors, and agents from and against any liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys' fees)(collectively, "Losses") resulting from or arising in connection with the breach by the indemnifying Party of any of its representations, warranties, covenants or obligations contained in this Agreement.

     Licensor shall indemnify, defend and hold harmless Licensee and its permitted sublicensees and assigns, Affiliates, employees, officers, directors, and agents from and against any Losses resulting or arising from any claim by the World Gold Council and/or World Gold Trust Services, LLC that Licensee establishing, operating or marketing Licensed Products in accordance with the terms of this Agreement infringes or otherwise violates any intellectual property rights of the World Gold Council and/or World Gold Trust Services, LLC.

     Licensor shall indemnify, defend and hold harmless Licensee and its permitted sublicensees and assigns, Affiliates, employees, officers, directors, and agents from and against any Losses resulting from or arising from any claim by Gemini Diversified Holdings LLC and/or Mr. Dan Ascani that Licensee establishing, operating or marketing Licensed Products in accordance with the terms of this Agreement infringes or otherwise violates any intellectual property rights of Gemini Diversified Holdings LLC and/or Mr. Dan Ascani. NOTWITHSTANDING THE FOREGOING, LICENSEE AGREES THAT LICENSOR'S ENTIRE LIABILITY TO THE INDEMNIFIED PARTIES IN RESPECT TO ANY SUCH CLAIM, IF ANY, SHALL IN NO EVENT EXCEED THE AMOUNT OF SEVENTY-FIVE THOUSAND U.S. DOLLARS ($75,000) IN THE AGGREGATE, WHETHER SUCH LIABILITY ARISES IN CONTRACT, TORT OR OTHERWISE AND EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF LOSSES EXCEEDING SAID AMOUNT, AND THAT THE INDEMNIFIED PARTIES SHALL BE SOLELY RESPONSIBLE FOR ALL LOSSES IN EXCESS OF SAID AMOUNT.

     Each Party shall indemnify, defend and hold harmless the other Party and such other Party's Affiliates, employees, officers, directors, and agents from and against any Losses resulting or arising from any third-party claim that is based on, arises from or is related to the indemnifying Party allegedly having unauthorized possession of, making unauthorized use of, or obtaining/providing unauthorized access to, such third party's trade secrets, confidential or proprietary information, or service (whether such claim arises under tort, breach of express or implied contract, or otherwise), which acts are

EXECUTION COPY

     allegedly committed in connection with indemnifying Party establishing, operating or marketing a Licensed Product in accordance with this Agreement; provided, however, that the indemnity set forth in this paragraph shall not apply with respect to, and shall specifically exclude,
     (i) Losses resulting or arising from any third-party claim of patent, trademark or copyright infringement, and all claims based thereon, (ii) Losses arising as a result of the Indemnifying Party's obligations or duties in connection with a Trust Agreement (including, but not limited to, the Depository Trust Agreement for the iShares COMEX Gold Trust), the Parties acknowledging that such Losses, if any, are to be addressed pursuant to the terms of the Trust Agreement, and (iii) Losses covered by the second and third paragraphs of this Section 10, which paragraphs shall be Licensee's exclusive remedy for such Losses.

     If any action, suit, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") is brought or asserted against a Party for which indemnification is sought under this Agreement, the Party seeking indemnification (the "Indemnified Party") shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the Party obligated to provide such indemnification (the "Indemnifying Party") of such Proceeding. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party's ability to obtain indemnification from the Indemnifying Party (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnifying Party's ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in such Proceeding at its own expense. Provided no conflict of interest exists as specified in clause (ii) below and there are no other defenses available to Indemnified Party as specified in clause (iv) below, the Indemnifying Party, to the extent that it shall so desire, shall be entitled to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Party, in which case all attorney's fees and expenses shall be borne by the Indemnifying Party (except as specified below) and the Indemnifying Party shall in good faith defend the Indemnified Party. After receiving written notice from the Indemnifying Party of its election to assume the defense of the Proceeding, the Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be borne entirely by the Indemnified Party unless (i) the Indemnifying Party expressly agrees in writing to pay such fees and expenses, (ii) there is such a conflict of interest between the Indemnifying Party and the Indemnified Party as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (iii) the Indemnifying Party fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnified Party or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party or (iv) there are legal defenses available to the Indemnified Party that are different from or are in addition to those available to the Indemnifying Party. In each of cases
     (i) through (iv), the fees and expenses of counsel shall be borne by the Indemnifying Party. No compromise or

EXECUTION COPY

     settlement of such Proceeding may be effected by either Party without the other Party's consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other Party and (n) the sole relief provided is monetary damages that are paid in full by the Party seeking the settlement. Neither Party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnifying Party shall have no obligation to indemnify and hold harmless the Indemnified Party from any loss, expense or liability incurred by the Indemnified Party as a result of a default judgment entered against the Indemnified Party unless such judgment was entered after the Indemnifying Party agreed, in writing, to assume the defense of such Proceeding.

11.  LIMITATION OF LIABILITY.

     IN NO EVENT SHALL LICENSOR BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES, HOWSOEVER CAUSED, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.  MISCELLANEOUS PROVISIONS.

     12.1. Assignment. Licensee may not assign or otherwise transfer (whether by operation of law or otherwise) any right or obligation under this Agreement without the prior written consent of Licensor. Such consent shall be deemed given with respect to an assignment or transfer (whether by operation of law or otherwise) of the entire Agreement, including all rights and obligations hereunder, to a successor in interest or assignee of substantially all of the assets of Licensee, provided that Licensee has given prompt written notice thereof to Licensor. This Agreement is binding on and inures to the benefit of the Parties and their permitted successors and assigns. Any attempted assignment or other transfer of rights under this Agreement in violation of this Article 12.1 will be void.

     12.2. Governing Law. This Agreement will be governed by and construed under the laws of the State of New York, without reference to any choice of law rules (except that questions affecting the construction and effect of any patent will be determined by the law of the country in which the patent was granted).

     12.3. Exclusive Jurisdiction and Venue. Any action brought by either Party that arises out of or relates to this Agreement will be filed only in the state or federal courts located in New York County, New York. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum.

EXECUTION COPY

     12.4. Entire Agreement. This Agreement sets forth the entire agreement of the Parties as to its subject matter and supercedes all prior agreements, negotiations, representations, and promises between them with respect to its subject matter.

     12.5. Unenforceable Provisions. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, the other provisions will remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the Parties' intent.

     12.6. Relationship Of The Parties. Each Party is an independent contractor of the other Party. Nothing in this Agreement creates a partnership, joint venture or agency relationship between the Parties.

     12.7. Notices. A notice under this Agreement is not sufficient unless it is: (i) in writing; (ii) addressed using the contact information listed below for the Party to which the notice is being given (or using updated contact information which that Party has specified by written notice in accordance with this Article); and (iii) sent by hand delivery, facsimile transmission, registered or certified mail (return receipt requested), or reputable express delivery service with tracking capabilities (such as Federal Express).

          Contact Information for Licensor:    Contact Information for Licensee:

          The Bank of New York                 Barclays Global Investors, N.A.
          One Wall Street                      45 Freemont Street
          New York, NY 10286                   San Francisco, CA 94105
          Attn: Christopher Sturdy             Attn: S. Paul Sacks, Esq.

     12.8. Amendments. This Agreement may not be amended unless the amendment is in writing and signed by authorized representatives of both Parties.

     12.9. Waivers. A waiver of rights under this Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.

     12.10. Counterparts. The Parties may execute this Agreement by signing separate copies of the signature page. A facsimile copy of the signature page will have the same effect as the original.

                            (signature page follows)

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

The Bank of New York


By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------
Date:
      -----------------------------


Barclays Global Investors, N.A.


By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------
Date:
      -----------------------------


By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------
Date:
      -----------------------------